UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

KOHL’S CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On August 17, 2015, Kohl’s Corporation (the “Company”) issued a press release announcing that its Board of Directors has increased the size of the Board to ten members and has elected Jonas Prising to fill the new Board seat effective immediately. Mr. Prising is expected to serve on the Governance & Nominating Committee. A copy of the press release announcing the election is attached as Exhibit 99.1 and incorporated herein by reference.

As a non-employee director of the Company, Mr. Prising will participate in the Company’s Outside Director Compensation Program, as described on Exhibit 10.16 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015. Pursuant to the Outside Director Compensation Program, Mr. Prising is expected to receive an equity award on September 15, 2015. This award, which will be comprised of restricted shares, will have a “grant date fair value” of approximately $100,000, calculated in accordance with FASB ASC Topic 718 (formerly FAS 123R). The restricted shares will vest on the first anniversary of the date of grant.

Mr. Prising does not have any arrangement or understanding with any persons pursuant to which he was elected to serve as a director, except as described herein. Mr. Prising does not have any family relationship with any officer or director of the Company. Further, Mr. Prising has not been involved in any related transactions or relationships with the Company as defined in Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

99.1         Press Release dated August 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2015

KOHL’S CORPORATION

By:     /s/ Jason J. Kelroy
Jason J. Kelroy
EVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 17, 2015